UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Electro Scientific Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

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(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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This Schedule 14A filing consists of the following communication relating to the proposed acquisition of Electro Scientific Industries, Inc., an Oregon corporation (“ESI”), by MKS Instruments, Inc., a Massachusetts corporation (“MKS”), pursuant to the terms of an Agreement and Plan of Merger, dated October 29, 2018, by and among MKS, EAS Equipment, Inc., a Delaware corporation and a wholly owned subsidiary of MKS, and ESI:

ESI 1990 Stock Purchase Plan Supplement to Prospectus, first used or made available on November 5, 2018

Dear ESPP Participant:
Electro Scientific Industries, Inc. (the “Company” or “ESI”) previously distributed to you the prospectus for the Electro Scientific Industries, Inc. 1990 Employee Stock Purchase Plan, as amended (the “ESPP”), which summarizes the key features of the ESPP (the “Prospectus”). The purpose of this document (the “Supplement”) is to update the information that was provided to you under the Prospectus, as described in further detail below. Please keep this Supplement with your copy of the Prospectus.
This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.
As you may be aware, on October 29, 2018 (the “Signing Date”), the Company entered into an Agreement and Plan of Merger with MKS Instruments, Inc. (“Parent” or “MKS”) and EAS Equipment, Inc. (such agreement, the “Merger Agreement,” and the transactions contemplated under it, the “Merger”), pursuant to which, upon the completion of the Merger, the Company will become a wholly owned subsidiary of Parent. Please read this Supplement carefully as it explains certain actions that have been taken with respect to the ESPP in connection with the Merger. Currently, the Merger is expected to close in the first calendar quarter of 2019. The date that the Merger actually closes is referred to in this Supplement as the “Closing Date.”

A.	CHANGES TO ONGOING OFFERINGS

Any Offerings (as defined in the ESPP) under the ESPP that are ongoing as of the Signing Date (the “Current Offerings”) will continue in accordance with their existing terms, except as follows:
1.On and after the Signing Date, participants will not be permitted to increase the rate of their payroll deductions that may be used to purchase shares of Company common stock under the Current Offerings.
2.Current Offerings are required to end no later than five (5) business days before the Closing Date (such end date, the “Final Purchase Date”). Accordingly, any Purchase Period (as defined in the ESPP) of a Current Offering that begins before the Final Purchase Date and is scheduled to end after the Final Purchase Date, will be shortened to end on the Final Purchase Date. (No such adjustments will be made for Purchase Periods of Current Offerings that do not begin before the Final Purchase Date. They shall simply not begin.) No exact date has yet been determined for the Closing Date, although it is expected to occur in in the first calendar quarter of 2019. The Company may provide further communications with respect to the date on which the Final Purchase Date will occur as the Closing Date approaches.
3.If any Purchase Period is shortened to accommodate the Final Purchase Date (as described in Section 2 above), prorated adjustments (as necessary) will be made to reflect the shortened Purchase Period, but otherwise, the shortened period will be treated as a fully effective and completed Purchase Period under the ESPP.
4.Any rights to purchase shares of Company common stock that are outstanding under any ongoing Purchase Period as of the Final Purchase Date will be exercised on the Final Purchase Date, and any accumulated payroll deductions of ESPP participants who have not terminated participation in the ESPP will be used to purchase shares of Company common stock under the ESPP on that date.
5.Any shares of Company common stock that are purchased under the ESPP on or before the Final Purchase Date (and that you do not sell before the closing of the Merger) shall be treated in the Merger in the same way as all other shares of Company common stock issued and outstanding immediately prior to the closing of the Merger.

B.	NO NEW OFFERINGS

No new Offerings will begin under the ESPP on or after the Signing Date.

C.	TERMINATION OF ESPP

Contingent on the closing of the Merger, the ESPP will be terminated as of the Final Purchase Date.

If you have any questions regarding this Supplement, please feel free to contact [Name and Contact]. You also may contact:

Stock Plan Administrator
Electro Scientific Industries, Inc.
13900 NW Science Park Drive
Portland, OR 97229
(503) 641-4141

Please note that copies of the Prospectus and this Supplement are available free of charge by calling or writing the Stock Plan Administrator via the contact information provided above.

Thank you for your many contributions to the success of the Company.

Sincerely,

ELECTRO SCIENTIFIC INDUSTRIES, INC.

____________________________________
Michael Burger
President & CEO

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving ESI and MKS.  In connection with the proposed transaction, ESI intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement.  Promptly after filing its definitive proxy statement with the SEC, ESI will mail the definitive proxy statement and a proxy card to each stockholder of ESI entitled to vote at the special meeting relating to the proposed transaction.  This communication is not a substitute for the proxy statement or any other document that ESI may file with the SEC or send to its stockholders in connection with the proposed transaction.  BEFORE MAKING ANY VOTING DECISION, ESI SHAREHOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT ESI WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ESI AND THE PROPOSED TRANSACTION.  ESI stockholders may obtain free copies of the proxy statement (when it becomes available) and other relevant documents filed with the SEC by ESI at the SEC’s web site (http://www.sec.gov).  Free copies of the proxy statement, when available, and other filings made by ESI with the SEC also may be obtained from the Investor Relations section of ESI web site (www.esi.com) or by directing a request to ESI, Attn: Investor Relations, at 13900 N.W. Science Park Drive, Portland, Oregon 97229.

Participants in the Solicitation

ESI and its directors and executive officers may be deemed to be participants in the solicitation of proxies from ESI’s stockholders with respect to the proposed transaction.  Information about ESI’s directors and executive officers and their ownership of ESI’s common stock is set forth in ESI’s proxy statement on Schedule 14A filed with the SEC on July 10, 2018, and ESI’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, which was filed with the SEC on June 8, 2018.  Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Cautionary Note Regarding Forward-Looking Statements
This communication, and any documents to which ESI refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements represent ESI’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans relating to the proposed transaction, strategies and objectives of ESI for future operations and other information relating to the proposed transaction.  Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements.  You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement.  Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect ESI’s business and the price of the common stock of ESI, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the approval of the merger agreement by the shareholders of ESI and the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on ESI’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from ESI’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction, and (ix) other risks described in ESI’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.  Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document.  Except as required by applicable law or regulation, ESI does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.